SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): November 13, 2009

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

SARS Corporation
2462 Washington Road
Washington, IL 61571
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (309) 427-5961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Government and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2009, the Board of Directors of SARS Corporation, a Nevada corporation (“SARS” or the “Company”), appointed Laurence Shelver as President and Chief Executive Officer of the Company.

Larry Shelver founded the Alaska based, Yukon Fuel Company, which he built to $100 million in annual revenues over a five year period with EBITDA of approximately $12 million in 2001.  Mr. Shelver started Yukon Fuel Company as a wholly owned subsidiary of Yutana Barge Lines, where Mr. Shelver was President and General Manager.  Mr. Shelver was previously a wholesale distributor for Standard Oil of California of petroleum and lubricating products in Interior Alaska and also provided customers with heating systems-sales and services.

Over a forty year career Mr. Shelver has held positions from 2nd Mate on a Yukon River tow boat to CEO/Chairman of the Board. Mr. Shelver brings SARS Corporation a strong labor relations background with years of union contract negotiations experience and National Labor Relations Board hearings experience.  He also brings SARS Corporation hands on familiarity with building construction, construction approval and implementation of ISO 9000 quality programs, safety plans, environmental regulatory Compliance plans, hazardous waste  program implementation and compliance, employee training and certification and has experience in insurance and bonding.

Mr. Shelver has a MBA and BA in Management. Additionally, he holds an Airline Transport Pilot License (Jet rated-15,000 hours command time), a US Coast Guard Master Mariner license, a US Coast Guard Chief Engineers License, an American Petroleum Institute 653 Tank Examiner and is a Certified Welder. Mr. Shelver was also a member of Young Presidents Organization (YPO).

Concurrently, on November 13, 2009, in connection with the appointment of Laurence Shelver, Mark Swank resigned as Chairman and President of SARS.  Mr. Swank’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.  Mr. Swank served as Chairman and CEO since August 18, 2009, and will continue to work as a special consultant to the Company.

In connection with the appointment of Laurence Shelver as Chief Executive Officer, Frank Bonadio was reassigned from his position as Chief Executive officer to Chief Operating Officer of the Company.

The Board has not named Mr. Shelver to any committees or subcommittees of the Board at this time.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, no such information exists.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2009

SARS Corporation

/s/ Clayton Shelver
By: Clayton Shelver
Its:  Chief Information Officer